EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Ampex Corporation:

We hereby consent to the incorporation by reference in (i) the Registration Statement of Ampex Corporation on Form S-8 (File No. 33-77664), (ii) the Registration Statement of Ampex Corporation on Form S-8 (File No. 33-92640), (iii) the Post-Effective Amendment No. 1 on Form S-3 to Form S-1 Registration Statement of Ampex Corporation (File No. 33-91312), (iv) the Registration Statement of Ampex Corporation on Form S-3 (File No. 333-66789), (v) the Registration Statement of Ampex Corporation on Form S-3 (File No. 333-85605), (vi) Registration Statement of Ampex Corporation on Form S-8 (File No. 333-05623), (vii) Post-Effective Amendment No. 1 on Form S-3 to Form S-8 Registration Statement of Ampex Corporation (File No. 333-05623), (viii) Post-Effective Amendment No. 1 to Form S-3 Registration Statement of Ampex Corporation (File No. 333-85605), (ix) Registration Statement of Ampex Corporation Form S-8 (File No. 333-41652), (x) Registration Statement of Ampex Corporation on Form S-8 (File No. 333-81534), (xi) Registration Statement of Ampex Corporation on Form S-2 (File No. 333-88890) and (xii) the Registration Statement of Ampex Corporation on Form S-8 and Post-Effective Amendment (File No. 333-126291), of our reports dated March 15, 2006, relating to the consolidated financial statements and financial statement schedule of Ampex Corporation, and the effectiveness of Ampex Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/S/ BDO SEIDMAN, LLP
BDO Seidman, LLP

San Jose, California

March 28, 2006